Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 29, 2013
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 29, 2013 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2013.

Second Quarter Highlights

•	Funds from operations (FFO) per share of $0.69

•	Net income available to common stockholders of $0.08 per share

•	Revenues from continuing operations of $124.5 million

•	Financial results include the receipt of a $0.07 per share cash payment related to a property damage settlement

•	Stabilized portfolio 90.7% occupied and 93.2% leased at June 30, 2013

•	Signed new or renewing leases on 578,000 square feet of space

•	Disposed of a non-strategic 90,156 square-foot Los Angeles office property for gross proceeds of $14.7 million

Results for the quarter and six months ended June 30, 2013
For its second quarter ended June 30, 2013, KRC reported FFO of $55.2 million, or $0.69 per share, compared to $39.5 million, or $0.55 per share, in the second quarter of 2012. Net income available to common stockholders was $6.6 million, or $0.08 per share, compared to a net loss available to common stockholders of $0.8 million, or $0.02 per share, in the second quarter of 2012. Results for the second quarter ended June 30, 2013 included the receipt of a $0.07 per share cash payment related to the property damage settlement noted above.

The company's revenues from continuing operations in the second quarter of 2013 totaled $124.5 million, up from $97.1 million in the second quarter of 2012.

For the first six months of 2013, KRC reported FFO of $104.2 million, or $1.30 per share, compared to $72.5 million, or $1.04 per share, in the first half of 2012. Net income available to common stockholders in the first half of 2013 was $5.7 million, or $0.06 per share, compared to $66.7 million, or $1.00 per share, in the first half of 2012. Results for the six months ended June 30, 2013 included the receipt of a $0.07 per share cash payment related to the property damage settlement and $0.01 per share of acquisition-related expenses. Results for the six months ended June 30, 2012 included the receipt of a $0.01 per share cash payment related to a property damage settlement, $0.05 per share of acquisition-related expenses and a non-cash charge of $0.07 per share related to the redemption of all of the company's Series E and Series F preferred stock. Net income for the three and six months period ended June 30, 2013 included an approximately $0.4 million net gain from a property disposition. Net income for the six months ended June 30, 2012 included approximately $72.8 million of net gains from property dispositions.

Revenues from continuing operations in the first six months of 2013 totaled $242.0 million, up from $189.5 million in the same period of 2012.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At June 30, 2013, KRC's stabilized portfolio, encompassing approximately 13.5 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle, was 90.7% occupied, up from 90.3% at the end of the first quarter and down from 92.8% at year-end 2012. During the second quarter, the company signed new or renewing leases on approximately 578,000 square feet of space. At June 30, 2013, the stabilized portfolio was 93.2% leased.

Real Estate Investment Activity
In June, KRC entered into a joint venture agreement with a local partner and acquired a 0.35 acre land site, completing the first phase of the land assemblage for its plans to develop an approximate 300,000 square foot office project in Redwood City, CA. In July, the city council of Redwood City unanimously approved the new development and a contract for the sale of the remainder of the land to the joint venture.

Also in June, the company completed the sale of a non-strategic 90,156 square-foot office property in the 101 Corridor submarket of Los Angeles for gross proceeds of $14.7 million. The disposition of this non-strategic property was part of the company's ongoing capital recycling program.

KRC currently has four 100% pre-leased development projects under construction aggregating approximately 1.4 million square feet of space. The company estimates its total investment in the four development projects will be approximately $809.6 million. Scheduled completion dates for the four projects range from the fourth quarter of 2013 to the first quarter of 2015. Also, during the second quarter, the company commenced the redevelopment of approximately 100,000 square feet of historical office buildings at its Columbia Square development project in Hollywood. The projected total investment for this phase of the project is approximately $46.9 million and is scheduled to be completed in the second quarter of 2014.

Capital Financing Activity
During the second quarter, KRC sold approximately $19.4 million, net of selling commissions, of its common stock via its at-the-market stock offering program.

Management Comments
“Economic conditions and job growth continue to improve in our West Coast markets,” said John Kilroy, Jr., the company's president and chief executive officer. “This provides a welcome backdrop for our ongoing strategic expansion.”

“We believe KRC is well-positioned to capitalize on improving conditions, with our larger operating platform, more visible franchise, and robust balance sheet, and we remain committed to leveraging our competitive strengths to build the long-term value of our portfolio.”

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2013 during the company's July 30, 2013 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at(888) 679-8035 reservation # 74488527. A replay of the conference call will be available via phone through August 6, 2013 at (888) 286-8010, reservation # 31501000, or via the Internet at the company's website.

About Kilroy Realty Corporation
Kilroy Realty Corporation, a member of the S&P MidCap 400 Index, is a real estate investment trust active in major West Coast office markets. For over 65 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At June 30, 2013, the company owned 13.5 million rentable square feet of commercial office space. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Revenues from continuing operations	$124,478	$97,111	$241,975	$189,508

Revenues including discontinued operations	$124,478	$103,922	$241,975	$204,334

Net income (loss) available to common stockholders (1), (2)	$6,633	$(800)	$5,730	$66,740

Weighted average common shares outstanding - basic	75,486	68,345	75,233	65,997
Weighted average common shares outstanding - diluted	77,454	68,345	77,059	65,997

Net income (loss) available to common stockholders per share - basic (1), (2)	$0.08	$(0.02)	$0.06	$1.00
Net income (loss) available to common stockholders per share - diluted (1), (2)	$0.08	$(0.02)	$0.06	$1.00

Funds From Operations (1), (3), (4)	$55,154	$39,508	$104,240	$72,498

Weighted average common shares/units outstanding - basic (5)	78,518	71,226	78,282	68,799
Weighted average common shares/units outstanding - diluted (5)	80,485	72,473	80,107	69,815

Funds From Operations per common share/unit - basic (1), (5)	$0.70	$0.55	$1.33	$1.05
Funds From Operations per common share/unit - diluted (1), (5)	$0.69	$0.55	$1.30	$1.04

Common shares outstanding at end of period			75,711	68,928
Common partnership units outstanding at end of period			1,822	1,718
Total common shares and units outstanding at end of period			77,533	70,646

			June 30, 2013	June 30, 2012
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			91.9%	88.0%
Orange County			89.3%	93.6%
San Diego County			87.6%	87.5%
San Francisco Bay Area			91.8%	91.4%
Greater Seattle			95.7%	93.8%
Weighted average total			90.7%	89.3%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,398	2,982
Orange County			497	541
San Diego County			5,249	5,184
San Francisco Bay Area			2,287	2,210
Greater Seattle			2,048	1,310
Total			13,479	12,227

(1)
Net Income (Loss) Available to Common Stockholders and Funds from Operations for the three and six months ended June 30, 2013 include the receipt of a $5.2 million payment related to a property damage settlement. In addition, Net Income Available to Common Stockholders and Funds from Operations for the six months ended June 30, 2012 include a non-cash charge of $4.9 million related to the original issuance cost of the Series E and F Preferred Stock called for redemption on March 16, 2012.

(2)
Net Income (Loss) Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $0.4 million for the three and six months ended June 30, 2013 and $72.8 million for the six months ended June 30, 2012.

(3)
Reconciliation of Net Income (Loss) Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)    Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the Company's stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2012 include the office properties that were sold during the fourth quarter of 2012.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$635,874	$612,714
Buildings and improvements	3,652,102	3,335,026
Undeveloped land and construction in progress	808,934	809,654
Total real estate held for investment	5,096,910	4,757,394
Accumulated depreciation and amortization	(815,961)	(756,515)
Total real estate held for investment, net	4,280,949	4,000,879

Cash and cash equivalents	107,823	16,700
Restricted cash	19,241	247,544
Marketable securities	8,286	7,435
Current receivables, net	10,515	9,220
Deferred rent receivables, net	124,815	115,418
Deferred leasing costs and acquisition-related intangible assets, net	188,702	189,968
Deferred financing costs, net	19,115	18,971
Prepaid expenses and other assets, net	16,076	9,949
TOTAL ASSETS	$4,775,522	$4,616,084

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$569,042	$561,096
Exchangeable senior notes, net	166,119	163,944
Unsecured debt, net	1,430,964	1,130,895
Unsecured line of credit	—	185,000
Accounts payable, accrued expenses and other liabilities	184,821	154,734
Accrued distributions	29,236	28,924
Deferred revenue and acquisition-related intangible liabilities, net	117,301	117,904
Rents received in advance and tenant security deposits	39,660	37,654
Total liabilities	2,537,143	2,380,151

EQUITY:
Stockholders' Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	757	749
Additional paid-in capital	2,170,667	2,126,005
Distributions in excess of earnings	(177,484)	(129,535)
Total stockholders' equity	2,186,351	2,189,630
Noncontrolling Interests
Common units of the Operating Partnership	47,143	46,303
Noncontrolling interest in consolidated subsidiary	4,885	—
Total noncontrolling interests	52,028	46,303
Total equity	2,238,379	2,235,933
TOTAL LIABILITIES AND EQUITY	$4,775,522	$4,616,084

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
REVENUES:
Rental income	$108,342	$88,474	$215,722	$172,823
Tenant reimbursements	10,399	8,102	20,286	15,282
Other property income	5,737	535	5,967	1,403
Total revenues	124,478	97,111	241,975	189,508

EXPENSES:
Property expenses	24,732	19,906	48,505	36,038
Real estate taxes	10,439	8,160	20,776	15,825
Provision for bad debts	—	—	95	2
Ground leases	889	615	1,736	1,422
General and administrative expenses	9,855	9,251	19,524	18,018
Acquisition-related expenses	164	1,813	819	3,341
Depreciation and amortization	49,304	38,065	99,695	72,717
Total expenses	95,383	77,810	191,150	147,363

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains (losses)	19	(110)	411	374
Interest expense	(19,434)	(19,155)	(39,168)	(40,318)
Total other (expenses) income	(19,415)	(19,265)	(38,757)	(39,944)

INCOME FROM CONTINUING OPERATIONS	9,680	36	12,068	2,201

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	2,241	—	5,938
Net gain on dispositions of discontinued operations	423	—	423	72,809
Total income from discontinued operations	423	2,241	423	78,747

NET INCOME	10,103	2,277	12,491	80,948

Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(157)	20	(135)	(1,775)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	9,946	2,297	12,356	79,173

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	(1,397)	—	(2,794)
Preferred dividends	(3,313)	(1,700)	(6,626)	(4,721)
Original issuance costs of redeemed preferred stock	—	—	—	(4,918)
Total preferred distributions and dividends	(3,313)	(3,097)	(6,626)	(12,433)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$6,633	$(800)	$5,730	$66,740

Weighted average common shares outstanding - basic	75,486	68,345	75,233	65,997
Weighted average common shares outstanding - diluted	77,454	68,345	77,059	65,997

Net income (loss) available to common stockholders per share - basic	$0.08	$(0.02)	$0.06	$1.00
Net income (loss) available to common stockholders per share - diluted	$0.08	$(0.02)	$0.06	$1.00

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net income (loss) available to common stockholders	$6,633	$(800)	$5,730	$66,740
Adjustments:
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	157	(20)	135	1,775
Depreciation and amortization of real estate assets	48,787	40,328	98,798	76,792
Net gain on dispositions of discontinued operations	(423)	—	(423)	(72,809)
Funds From Operations (1)(2)	$55,154	$39,508	$104,240	$72,498

Weighted average common shares/units outstanding - basic	78,518	71,226	78,282	68,799
Weighted average common shares/units outstanding - diluted	80,485	72,473	80,107	69,815

Funds From Operations per common share/unit - basic (3)	$0.70	$0.55	1.33	$1.05
Funds From Operations per common share/unit - diluted (3)	$0.69	$0.55	1.30	$1.04

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company's operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company's properties, which are significant economic costs and could materially impact the company's results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.5 million and $2.2 million for the three months ended June 30, 2013 and 2012 respectively, and $5.0 million and $4.5 million for the six months ended June 30, 2013 and 2012 respectively

(3)	Reported amounts are attributable to common stockholders and common unitholders.